EXHIBIT 4.37
Date 1 September 2011

PARAGON SHIPPING INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Agent and Security Trustee

- and -

HSH NORDBANK AG
as Swap Bank

THIRD SUPPLEMENTAL AGREEMENT

relating to a secured loan facility
of (originally) up to US$51,500,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE CREDITOR PARTIES	2

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	3

6	FURTHER ASSURANCES	7

7	FEES AND EXPENSES	8

8	COMMUNICATIONS	8

9	SUPPLEMENTAL	8

10	LAW AND JURISDICTION	8

SCHEDULE 1 LENDERS AND CONTRIBUTIONS		9

SCHEDULE 2 FORM OF COMPLIANCE CERTIFICATE		10

EXECUTION PAGES		11

THIS AGREEMENT is made on 1 September 2011

BETWEEN

(1)	PARAGON SHIPPING INC. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee; and

(5)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103, Kiel, Germany as Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 31 July 2008 (as amended and supplemented by supplemental agreements dated 3 April 2009 and 16 April 2010, the "Loan Agreement") and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee and (iii) the Swap Bank, the Lenders agreed to make available to the Borrower a secured loan facility in an amount of (originally) up to US$51,500,000, of which an amount of US$34,000,000 is outstanding by way of principal on the date hereof.

(B)	The Borrower has requested that the Lenders give their consent:

(i)	to vary the application of the security cover provisions required to be maintained pursuant to clause 15.1 of the Loan Agreement during the period commencing 30 June 2011 and ending 1 January 2014;

(ii)	to amend the Borrower's financial covenants set out in clauses 12.4(a) and 12.4(c) of the Loan Agreement during the period commencing on 30 June 2011 and ending 1 January 2014;

(iii)	to amend the provisions dealing with the Borrower's ability to declare and pay dividends or make distributions set out in Clause 12.3 of the Loan Agreement.

(C)	The Lenders' consent to the Borrower's requests referred to in Recital (B) are subject to the following conditions:

(i)	the Borrower prepaying the Loan in an amount of $10,000,000 with such prepayment being applied in accordance with Clause 3.2(d) of this Agreement;

(ii)	the Margin increasing to 3 per cent. per annum during the period commencing on 5 August 2011 and ending on the last day of the Security Period;

(iii)	the Borrower maintaining in the Debt Service Reserve Account an amount equal to at least $375,000;

(iv)	the Borrower maintaining free liquidity throughout the Security Period of an amount equal to at least the product of (A) $500,000 and (B) the number of Fleet Vessels at the relevant time; and

(v)	the Borrower paying a waiver fee in the amount and in the manner set out in Clause 7 of this Agreement.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;

"Loan Agreement" means the loan agreement dated 31 July 2008 (as amended and supplemented by a supplemental agreement dated respective 3 April 2009 and 16 April 2010) referred to in Recital (A); and

"Third Mortgage Addendum" means a third addendum to the Mortgage executed or to be executed by the Owner in favour of the Security Trustee in such form as the Agent may approve or require; and

"Waiver Period" means the period commencing 30 June 2011 and ending on 1 January 2014.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement:

(a)	to vary the application of the security cover provisions in clause 15.1 of the Loan Agreement during the Waiver Period;

(b)	to amend the Borrower's financial covenants set out in clauses 12.4(a) and 12.4(c) of the Loan Agreement during the Waiver Period; and

(c)	to amend the provisions dealing with the Borrower's ability to declare and pay dividends or make distributions set out in clause 12.3 of the Loan Agreement.

2.2
Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)
documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 4, Part A to the Loan Agreement in relation to the Borrower and the Owner in connection with their execution of this Agreement and the Third Mortgage Addendum, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by the Owner and the Approved Manager;

(c)
receipt of an original Third Mortgage Addendum duly signed by the Owner and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid third addendum to the Mortgage in accordance with the laws of Liberia;

(d)
evidence that an amount of $10,000,000 has been applied in prepayment of the Loan with such prepayment being applied as to $4,000,000 in reducing the balloon instalment referred to in Clause 8.1(b) of the Loan Agreement and as to $6,000,000 in reducing to $375,000 each of the outstanding repayment instalments referred to in Clause 8.1(a)(ii) of the Loan Agreement;

(e)	evidence that the balance standing to the credit of the Debt Service Reserve Account is at least equal to $375,000;

(f)	evidence that the free liquidity of the Borrower is at least equal to the product of (i) $500,000 and (ii) the number of Fleet Vessels on the Effective Date;

(g)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require;

(h)	evidence that the waiver fee referred to in Clause 7 of this Agreement has been received in full by the Agent; and

(i)	any other document or evidence as the Agent may request in writing from the Borrower.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2
Repetition of Finance Document representations and warranties. The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding the following definitions in Clause 1.1 thereof:

""Effective Date" shall have the meaning given to that term in clause 1.2 of the third supplemental agreement amending and supplementing this Agreement dated August 2011;";

""Free Liquidity" means the aggregate amount of all freely available cash in hand or held with banks or other financial institutions of the Borrower and/or any other member of the Group in Dollars or another currency freely convertible into Dollars;";

""Six Months' Debt Service" means, on any date, the aggregate amount of principal and interest in respect of the Financial Indebtedness of all members of the Group under loan, credit or facility agreements to which they are a party payable pursuant to those agreements during the consecutive 6-month period immediately following such date;";

""Third Mortgage Addendum" means a third addendum to the Mortgage executed or to be executed by the Owner in favour of the Security Trustee in such form as the Agent may approve or require;";

(b)	by deleting the definition of "Effective Date" in Clause 1.1 thereof in its entirety and substituting the same with:

""Effective Date" shall have the meaning given to that term in clause 1.2 of the third supplemental agreement amending and supplementing this Agreement dated August 2011;";

(c)	by deleting the definition of "Leverage Ratio" in Clause 1.1 thereof in its entirety and by substituting the same with:

""Leverage Ratio" means, at any relevant time, the ratio (expressed as a percentage) of:

(a)
the Total Liabilities (including, without limitation, all amounts outstanding from time to time under this Agreement, the Master Agreement and the other Finance Documents) less the aggregate of all cash deposits maintained by the Group which are free of Security Interests (for the avoidance of doubt, including (i) any Free Liquidity required to be maintained by the members of the Group in aggregate and (ii) any cash required to be maintained by the Borrower and/or any other member of the Group with the Agent to comply with any minimum liquidity covenants and undertakings under this Agreement;);

(b)	the aggregate Market Value of all the Fleet Vessels;

(d)	by deleting the definition of "Margin" in Clause 1.1 thereof in its entirety and substituting the same with:

""Margin" means, as from 5 August 2011 and at all times thereafter, 3 per cent. per annum;"

(e)	by deleting the definition of "Nine Months' Debt Service" in Clause 1.1 thereof in its entirety;

(f)	by deleting the definition of "Waiver Period" in Clause 1.1 thereof in its entirety and substituting the same with:

""Waiver Period" means the period commencing on 30 June 2011 and ending on 1 January 2014;";

(g)	by deleting Clauses 5.14 and 5.15 thereof in their entirety;

(h)	by deleting Clauses 8.1 and 8.2 in their entirety and substituting them with the following:

"8.1 Amount of repayment instalments. Except as otherwise repaid or prepaid, the Borrower shall repay the Loan by:

(a)	28 equal consecutive three-monthly instalments of $375,000 each; and

(b)	a balloon instalment of $13,500,000.

8.2           Repayment dates. The first repayment instalment shall be repaid on 7 November 2011, each subsequent repayment instalment shall be repaid at three-monthly intervals thereafter and the last repayment instalment, together with the said balloon instalment, shall be repaid on the Final Maturity Date.";

(i)	by deleting Clause 8.10 thereof in its entirety and substituting the same with the following:

"8.10 Application of partial repayment. Each partial prepayment made pursuant to Clause 8.4 shall be applied, at the option of the Borrower (a) pro rata in reducing the then outstanding repayment instalments and the balloon instalment, (b) in reducing only the balloon instalment or (c) against the then outstanding repayment instalments in order of maturity.";

(j)	by deleting the "hanging" paragraph at the end of Clause 12.3 thereof in its entirety and substituting the same with:

"Provided that the Borrower shall be entitled to declare or pay dividends or make any other form of distribution pursuant to paragraph (b) above if:

(A)	during the Waiver Period either:

(1)

(aa)	the Borrower is at the relevant time in compliance with all the covenants outlined in Clauses 11.21, 12.4 and 15.1;

(bb)	no Event of Default is in existence at the relevant time or will arise from the payment of the dividends or the making of any other form of distribution;

(cc)	the Borrower will, following the payment of the dividends, maintain Free Liquidity equal to at least Six Months' Debt Service; and

(dd)
the dividends or the amount of the distribution shall not exceed, in any financial quarter, 100 per cent. of the Borrower's net income for the immediately preceding financial quarter (as shown in the Borrower's financial statements for that financial quarter); or

(2)
at the relevant time the Borrower is able to comply with all the covenants outlined in Clauses 11.21, 12.4 and 15.1, which are to apply after the end of the Waiver Period, in such case it shall be entitled to pay dividends or make a distribution in an amount which complies with the requirements of paragraph (A)(1)(dd) above; and

(B)	at all times thereafter, so long as no Event of Default is in existence at the relevant time or will arise from the payment of the dividends;";

(k)	by deleting the words "(other than during the Waiver Period in the case of Clauses 12.4(a) and 12.4(c) below)" and the words "at all times" in the first line of Clause 12.4 thereof;

(1)	by deleting the amount of "$120,000,000" from Clause 12.4(a) thereof and substituting the same with "during the Waiver Period, $110,000,000 and, at all times thereafter, $120,000,000";

(m)
by deleting the figure "$750,000" from each of Clauses 11.21(a) and 12.4(b) thereof and substituting the same with the figure "$375,000" and by adding the words "at all times" before the words "an amount" in Clause 12.4(b)

(n)
by deleting the words "(and, until the earlier of (i) the end of the Waiver Period and (ii) such date as the Agent is satisfied that the Borrower is in compliance with all its obligations under this Agreement and the other Finance Documents, an additional amount equal to Nine Months Debt Service)" from each of Clauses 11.21(a) and 12.4(b) thereof;

(o)
by deleting the words "Provided that the Borrower shall have the option on the last day of an Interest Period during the period commencing on the Effective Date and ending on the last day of the Waiver Period to apply the amount representing Nine Months' Debt Service for the first 9-months period in 2010 (the Borrower and the Creditor Parties acknowledge such amount as being $ 3,640,000) in repaying the Loan in accordance with Clause 8.1 (a) (iii)." at the end of Clause 11.21(a) thereof;

(p)	by deleting in Clause 12.4(c) the figures "0.7:1" and substituting the same with "during the Waiver Period, 0.8:1 and, at all times thereafter, 0.7:1";

(q)	by adding a new paragraph (d) in Clause 12.4 thereof as follows:

"(d)	at all times the members of the Group shall maintain Free Liquidity in aggregate in an amount of at least the product of (i) $500,000 and (ii) the number of Fleet Vessels at the relevant time.";

(r)	by deleting the words at the end of Clause 12.5 in their entirety and substituting the same with the following:

"The Borrower will deliver to the Agent a Compliance Certificate in the form set out in Schedule 6 in respect of each financial quarter until the Final Maturity Date, starting with the financial quarter ending on 31 September 2011. For the purposes of the financial quarter ending on 31 December 2011 and for each subsequent financial quarter ending on 31 December in each Financial Year, the Market Value of the Ship and each other Fleet Vessel shall be determined on the basis of valuations dated no more than 4 days after the date on which the relevant financial quarter ended (or such later date as the Agent acting on the instructions of the Majority Lenders, may agree).";

(s)	by deleting the words "at any time other than during the Waiver Period" after the words "the Borrower" in the second line of Clause 15.1 thereof;

(t)	by deleting the hanging paragraph at the end of Clause 15.1 and substituting it with the following:

"In this Clause 15.1, "Relevant Percentage" means:

(a)	during the period commencing on 30 June 2011 and ending on I January 2013, 100 per cent.;

(b)	during the period commencing on 2 January 2013 and ending on 1 January 2014, 110 per cent; and

(c)	at all times thereafter, 125 per cent."; and

(u)	by deleting the forms of Compliance Certificate in Schedule 6 and substituting the same with the form of Compliance Certificate attached as Schedule 2 in this Agreement.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
by construing all references in the Loan Agreement and in the Finance Documents to a "Mortgage" as references to that Mortgage as amended and supplemented by the Third Mortgage Addendum applicable thereto; and

(c)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower's and each Security Party's obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)
effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fee. On the date of this Agreement the Borrower shall pay to the Agent, for its own account, a non-refundable waiver fee of $25,000.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND CONTRIBUTIONS

Lender	Lending Office	Contribution (US Dollars)

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095, Hamburg Germany	34,000,000

SCHEDULE 2

FORM OF COMPLIANCE CERTIFICATE

(to be included as Schedule 6 to the Loan Agreement)

To:	HSH Nordbank AG Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany

[●] 200 [●]

Dear Sirs,

We refer to a loan agreement dated 31 July 2008 (as amended and supplemented and as may be further amended and supplemented from time to time, the "Loan Agreement") made between (amongst others) yourselves and ourselves in relation to a term loan facility of originally $51,500,000.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Group for the [Financial Year] [3-month period] ended [●]. The accounts (i) have been prepared in accordance with all applicable laws and GAAP all consistently applied, (ii) give a true and fair view of the state of affairs of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.

The Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]]. In addition as of [●], the Borrower confirms compliance with the financial covenants set out in Clause 12.4 of the Loan Agreement for the 3 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [●]:

(a)	the Market Value Adjusted Net Worth of the Group is $[●];

(b)	the balance standing to the credit of the Debt Service Reserve Account is $[●]; the Leverage Ratio is [●]:[●]; and

(c)	the Leverage Ratio is [●]:[●]; and

(d)	the Free Liquidity is $[●] in aggregate.

This certificate shall be governed by, and construed in accordance with, English law.

_____________________________
[●]
Chief Financial Officer of
Paragon Shipping Inc.

EXECUTION PAGES

THE BORROWER

SIGNED by Maria Stefanou and Illegible	)	/s/ Maria Stefanou
for and on behalf of	)
PARAGON SHIPPING INC.	)	/s/ Illegible

THE LENDERS

LENDERS

SIGNED by Maria-Chrysoula Karpida	)	/s/ Maria-Chryoula Karpida
for and on behalf of	)
HSH NORDBANK AG	)

THE SWAP BANK

SIGNED by Maria-Chrysoula Karpida	)	/s/ Maria-Chrysoula Karpida
for and on behalf of	)
HSH NORDBANK AG	)

AGENT

SIGNED by Maria-Chrysoula Karpida	)	/s/ Maria-Chrysoula Karpida
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by Maria-Chrysoula Karpida	)	/s/ Maria-Chrysoula Karpida
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)	/s/ Dmitris Kramacheras
above signatures	)

Name: DIMITRIS KARAMACHERAS
Address:
WATSON, FARLEY & WILLIAMS 89 AKTI MIAQULI PIRAEUS 185 38 - GREECE

COUNTERSIGNED this 1St day of September 2011 for and on behalf of each of the following Security Parties which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

/s/ Maria Stefanou	/s/ Maria Stefanou
Maria Stefanou	Maria Stefanou
for and on behalf of	for and on behalf of
PALOMA MARINE S.A.	ALLSEAS MARINE S.A.